Exhibit 10.1

Exhibit A - PROSPECT ACQUISITION CORP.

December 31, 2008

Teleos Management, L.L.C.

695 East Main Street

Stamford, CT 06901

LLM Capital Partners LLC

265 Franklin Street, 20th Floor

Boston, MA 02110

Gentlemen:

Reference is made to that certain agreement dated July 30, 2007 (the “Administrative Services  Agreement”) by and among Prospect Acquisition Corp. (“Prospect”), LLM Capital Partners LLC (“LLM Capital”) and Teleos Management, L.L.C. (“Teleos”). Pursuant to the Administrative Services Agreement, among other things, each of Teleos and LLM Capital agreed to provide Prospect with certain general and administrative services including utilities and administrative support, as well as the use of certain limited office space, as may be required by Prospect from time to time, initially situated, in the case of Teleos, at 695 East Main Street, Stamford, Connecticut, and in the case of LLM Capital, at 265 Franklin St., 20th Floor, Boston, MA 02110, effective the effective date of the registration statement for Prospect’s initial public offering of its securities and continuing until the earlier of the consummation by Prospect of a business combination (as described in Prospect’s initial public offering prospectus) or the distribution of the trust account (as described in Prospect’s initial public offering prospectus) (the “Services Period”), in exchange for (i) a payment of $4,500 per month by Prospect to Teleos (the “Teleos Payment”) and (ii) a payment of $3,000 per month by Prospect to LLM Capital (the “LLM Payment”), during such period.

Effective December 31, 2008, Prospect will no longer require (i) the use of the office space situated at 695 East Main Street, Stamford, Connecticut or (ii) certain of the general and administrative services provided by Teleos and LLM Capital to Prospect pursuant to the Administrative Services Agreement. As a result, effective January 1, 2009 and continuing for the remainder of the Services Period, (i) the Teleos Payment shall be reduced by $416.85 per month, and Prospect shall instead pay Teleos the sum of $4083.15 per month in exchange for the remaining general and administrative services provided by Teleos to Prospect pursuant to the Administrative Services Agreement and (ii) the LLM Payment shall be reduced by $277.90 per month, and Prospect shall instead pay LLM Capital the sum of $2722.10 per month in exchange for certain limited office space, as may be required by Prospect from time to time and for the remaining general and administrative services provided by LLM Capital pursuant to the Administrative Services Agreement. Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Administrative Services Agreement are hereby ratified and confirmed and shall remain in full force and effect. The Administrative Services Agreement and this amendment (this “Amendment”) thereto shall be read and construed together as a single agreement and the term “Administrative Services Agreement” shall henceforth be deemed to be a reference to the Administrative Services Agreement as amended by this Amendment.

Very truly yours,

PROSPECT ACQUISITION CORP.

By:	/s/ James J. Cahill
	Name :	James J. Cahill
	Title:	Chief Financial Officer

AGREED TO AND ACCEPTED BY:

TELEOS MANAGEMENT, L.L.C.

By:	/s/ Daniel Gressel
	Name:	Daniel Gressel
	Title:	Managing Member

LLM CAPITAL PARTNERS LLC

By:	/s/ Peter Schofield
	Name:	Peter Schofield
	Title:	CFO